EXHIBIT 99.2

April 20, 2006

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces 10% Stock Dividend

Byron Center, Michigan – April 20, 2006 — OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a 10% stock dividend, to be paid May 31, 2006, to stockholders of record on May 15, 2006. The stock dividend follows an 11% increase in the Company’s quarterly cash dividend announced in the first quarter of 2006. The combined effect of the increase in the cash dividend in the first quarter and stock dividend in the second quarter is a 22% increase in the quarterly cash dividend.

OAK Financial Corporation owns Byron Bank, which operates 13 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:
        Patrick K. Gill, President & CEO at (616) 662-3113, or
        James A. Luyk, Chief Operating Officer at (616) 662-3124
        OAK Financial Corporation, Byron Center, Mich.